Exhibit 10.8

EXECUTION VERSION

COLLECTION ACCOUNT PLEDGE AGREEMENT

THIS AGREEMENT, dated as of August 24, 2009 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”), is made by SOLANA PETROLEUM EXPLORATION (COLOMBIA) LIMITED, an exempted company organized under the laws of the Cayman Islands (the “Pledgor”), in favor of STANDARD BANK PLC, in its capacity as administrative agent under the Credit Agreement (as hereinafter defined) acting for and on behalf of the Secured Parties (in such capacity, the “Pledgee”).

WITNESSETH:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of August 24, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Gran Tierra Energy Cayman Islands Inc., Gran Tierra Energy Colombia, Ltd., Argosy Energy, LLC, the Pledgor, Solana Resources Limited, the lenders from time to time party thereto and the Pledgee, the Pledgee and the Banks have entered into financing arrangements pursuant to which the Banks may make loans and provide other financial accommodations to the Borrower;

WHEREAS, in order to induce the Banks to make loans and provide other financial accommodations pursuant to the Credit Agreement, and to induce the Designated Hedge Counterparty to enter into the Designated Hedging Agreement and for other good and valuable consideration (the sufficiency of which the Pledgor hereby acknowledges), the Pledgor has agreed to secure the prompt payment in full when due of the Obligations by executing and delivering to the Pledgee this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees as follows:

1. DEFINITIONS; RULES OF INTERPRETATION

(a) Definition of Terms Used Herein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.  In addition:

(i) “Account Collateral” means the Pledgor’s right, title and interest, whether now existing or hereafter acquired or arising, in, to and under, the Collection Account (including any successor accounts to any such accounts) and all amounts, investments and any other property (including, but not limited to, checks and other instruments) at any time deposited in or credited to any such account and all security entitlements with respect thereto.

(ii) “Collateral” has the meaning set forth in Section 2(a) hereto.

(iii) “Collection Account” shall mean account number 200-615151-001-97USD in the name of the Pledgor, maintained with BNP Paribas in New York, New York, and each other deposit account that may be maintained by the Pledgor from time to time in substitution thereof with the Pledgee’s prior written consent.

(iv) “Deposit Account Control Agreement” means a Deposit Account Control Agreement, in substantially the form set forth on Exhibit A attached hereto, by and among the Pledgor, the Pledgee and a depositary institution.

(v) “Obligations” means the principal of and interest on the Loans made by the Banks to, and the Notes held by each Bank from, and Reimbursement Obligations in respect of Letters of Credit issued for the account of, and the Designated Hedging Obligations of, the Borrower and all other amounts from time to time owing to the Secured Parties by the Borrower under the Credit Agreement, under the Notes, under each Designated Hedging Agreement and by any other Obligor under any of the other Loan Documents to which such Obligor is a party, in each case strictly in accordance with the terms hereof and thereof.

(vi) “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

2. GRANT OF SECURITY INTEREST

As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations, the Pledgor hereby assigns and pledges to the Pledgee, and grants to the Pledgee for itself and the benefit of the Secured Parties, a security interest in and Lien upon the following (collectively, the “Collateral”):

(a) the Collection Account;

(b) the Account Collateral;

(c) all proceeds of and to any of the property of the Pledgor described above, including, without limitation, all causes of action, claims and warranties now or hereafter held by the Pledgor in respect of any of the items listed above; and

(d) the Pledgor’s books and records with respect to any of the foregoing.

3. OBLIGATIONS SECURED

The Lien and other interests granted to the Pledgee for itself and the benefit of the Secured Parties, pursuant to this Agreement shall secure the prompt performance and payment in full of any and all of the Obligations.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS

The Pledgor hereby represents, warrants and covenants with and to the Pledgee and the Secured Parties the following as of the date hereof (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

(a) The Pledgor is the record and beneficial owner of, and has good title to, the Account Collateral pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except for Permitted Liens and Liens in favor of the depositary institution permitted by the Deposit Account Control Agreement.

(b) The Collateral is directly, legally and beneficially owned by the Pledgor free and clear of all claims and Liens of any kind, nature or description, except for Permitted Liens and Liens in favor of the depositary institution permitted by the Deposit Account Control Agreement.

(c) The Collateral is duly and validly pledged to the Pledgee, no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party (other than the depositary institution party to the Deposit Account Control Agreement), was or is necessary to the validity and enforceability of this Agreement, except as expressly set forth herein.
(d) The Pledgor shall not, without the prior consent of the Pledgee, directly or indirectly, sell, assign, transfer, or otherwise dispose of, the Collateral, nor create, incur or permit any further Lien with respect to the Collateral other than as permitted in the Credit Agreement.

(e) The Collection Account is subject to a Deposit Account Control Agreement.

(f) The Pledgor shall keep full and accurate books and records relating to the Collateral pledged by it hereunder and stamp or otherwise mark such books and records in such manner as the Pledgee may in good faith require in order to reflect the security interests granted by this Agreement.

(g) The Pledgor shall furnish, or cause to be furnished, to the Pledgee such information concerning the Collateral as the Pledgee may from time to time reasonably request.

(h) The Pledgor shall not change its name or its jurisdiction of organization from that existing as of the date of this Agreement, except upon 15 Business Days’ prior written notice to the Pledgee and delivery to the Pledgee of copies of all filed additional financing statements, and other documents (in each case, properly executed) reasonably requested by the Pledgee to maintain the validity, perfection and priority of the security interests provided for herein.

(i) The Pledgor waives to the extent permissible under applicable law, its rights under Section 9-207 of the UCC and agrees that the Collateral, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of the Pledgor, the pledge and security interests granted hereunder, or this Agreement.  The Pledgee, for and on behalf of itself and the Secured Parties, is entitled to all of the benefits of a secured party set forth in Section 9-207 of the UCC.

5. RIGHTS AND REMEDIES

At any time after an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of the Pledgee and the Secured Parties, whether provided under this Agreement, the Credit Agreement (including the Pledgee’s rights under Section 2.10(a) thereof), the other Loan Documents, applicable law or otherwise, the Pledgee shall have the following rights and remedies which may be exercised without notice to, or consent by, the Pledgor except as such notice or consent is expressly provided for hereunder or such notices which the Pledgor may not waive in accordance with applicable law:

(a) The Pledgee may, in its good faith discretion sell, transfer, assign, deliver or otherwise dispose of any and all Collateral on such terms as the Pledgee may deem reasonable, for cash, upon credit or for future delivery, all of the foregoing being free from any right or equity of redemption of the Pledgor, which right or equity of redemption is hereby expressly waived and released by the Pledgor (to the extent permitted by applicable law).  If notice of disposition of Collateral is required by law, ten
(10) days prior notice by the Pledgee to the Pledgor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and any other notice.  The Pledgee shall apply the cash proceeds of Collateral actually received by the Pledgee from any sale, foreclosure or other disposition of the Collateral to payment of the Obligations then due, in whole or in part and in accordance with the terms of Section 10 of the Credit Agreement, and thereafter may hold such proceeds as cash collateral for the Obligations not then due.  The Pledgor shall remain liable to the Pledgee and the Secured Parties for the payment of any deficiency with interest at the highest rate provided for in the Credit Agreement and agrees to indemnify the Pledgee and the Secured Parties from all costs and expenses of collection or enforcement incurred in good faith by each of them or on their behalf, including reasonable attorneys’ fees and expenses, as provided in the Credit Agreement.
(b) All of the rights and remedies of the Pledgee and the Secured Parties, including, but not limited to, the foregoing and those otherwise arising under this Agreement, the Credit Agreement and the other Loan Documents, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.  No failure or delay on the part of the Pledgee or any Secured Party in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

6. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

(a) The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the Pledgor and the Pledgee or any Secured Party, whether in contract, tort, equity or otherwise, shall be governed by the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.
(b) The Pledgor hereby irrevocably consents and submits to the non-exclusive jurisdiction of any New York state court sitting in the Borough of Manhattan, The City of New York and the United States District Court for the Southern District of New York, whichever the Pledgee may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of the Pledgor and the Pledgee or any Secured Party in respect of this Agreement or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that the Pledgee and the Secured Parties shall have the right to bring any action or proceeding against the Pledgor or its property in the courts of any other jurisdiction that the Pledgee deems necessary or appropriate in order to realize on any collateral at any time granted by the Borrower or the Pledgor to the Pledgee or any Secured Party or to otherwise enforce its rights against the Pledgor or its property).
(c) The Pledgor hereby irrevocably designates, appoints and empowers CT Corporation as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process which may be served in any action or proceeding. If for any reason CT Corporation shall cease to be available to act as such, the Pledgor agrees to designate a new designee, appointee and agent on the terms and for the purposes of this provision satisfactory to the Pledgee.  The Pledgor hereby irrevocably consents to the service of process out of any of the courts mentioned in Section 8(b) above in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid to such Pledgor at its respective address referred to in Section 12.02 of the Credit Agreement.

(d) THE PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PLEDGOR, ANY SECURED PARTY OR THE PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PLEDGOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(e) Neither the Pledgee nor any Secured Party shall have any liability to the Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by the Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless with respect to the Pledgee or any Secured Party, as applicable, it is determined by a final and non-appealable judgment or court order binding on the Pledgee or such Secured Party, as applicable, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct or bad faith of the Pledgee or the relevant

Secured Party, as applicable. In any such litigation, the Pledgee and the Secured Parties shall be entitled to the benefit of the rebuttable presumption that they acted in good faith and with the exercise of ordinary care in the performance by them of the terms of the Credit Agreement and the other Loan Documents.  The Pledgor: (i) certifies that neither the Pledgee nor any Secured Party nor any representative, agent or attorney acting for or on behalf of the Pledgee or any Secured Party has represented, expressly or otherwise, that the Pledgee and the Secured Parties would not, in the event of litigation, seek to enforce any of the waivers or other agreements for their benefit provided for in this Agreement or any of the other Loan Documents and (ii) acknowledges that in entering into this Agreement and the other Loan Documents, the Pledgee and the Secured Parties are relying upon, among other things, the waivers and certifications set forth in this Section 8(e) and elsewhere herein and therein.

7. RELEASE OF COLLATERAL

(a) Upon termination of the Commitments and payment and satisfaction in full (in cash or other immediately available funds) of all Loans and all other Obligations and, in respect of contingent Letter of Credit Liabilities, after cash collateral has been deposited with respect thereto or after such Letter of Credit Liabilities have been fully guaranteed by Export Development Canada (EDC) on terms in form and substance acceptable to the Majority Banks in accordance with the terms and conditions of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations of the Pledgee and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any Person, and all rights to the Collateral shall revert to the Pledgor.  At the request of the Pledgor following any such termination, the Pledgee shall deliver to the Pledgor any Collateral held by the Pledgee hereunder and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.
(b) If the Pledgee, pursuant to the terms of the Credit Agreement or any other Loan Documents, shall release any Lien upon any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in the Credit Agreement or such other Loan Document.  In connection therewith, the Pledgee, at the request and of the Pledgor, shall execute and deliver to the Pledgor all releases or other documents, including, without limitation, UCC amendment or termination statements, reasonably necessary or desirable for the release of the Lien created hereby on such Collateral.

8. MISCELLANEOUS

(a) The Pledgor authorizes the Pledgee to file or record UCC financing statements with respect to the Collateral with or without the signature of the Pledgor, in such form and in such offices as the Pledgee reasonably determines appropriate to perfect the security interests of the Pledgee under this Agreement; provided that nothing herein shall relieve the Pledgor from its obligation to file or record any UCC financing or continuation statement with respect to the Collateral.
(b) The Pledgor agrees that at any time and from time to time upon the written request of the Pledgee, the Pledgor shall execute and deliver such further documents, in form satisfactory to the Pledgee’s counsel, and will take or cause to be taken such further acts as the Pledgee may request in order to effect the purposes of this Agreement and perfect or continue the perfection of the security interest in the Collateral granted to the Pledgee hereunder.
(c) Beyond the exercise of reasonable care to assure the safe custody of the Collateral (whether such custody is exercised by the Pledgee, or the Pledgee’s nominee, agent or bailee) the Pledgee or the Pledgee’s nominee agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it to the Pledgor or foreclosure with respect thereto.

(d) All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by fax or other writing and faxed, mailed or delivered to the intended recipient in accordance with Section 12.02 of the Credit Agreement.

(e) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural.  All references to the Pledgor, the Pledgee, any Secured Party and the Issuer pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.  The words “hereof,” “herein,” “hereunder,” “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(f) This Agreement shall be binding upon the Pledgor and its respective successors and assigns and shall inure to the benefit of and be enforceable by the Pledgee and the Secured Parties and their respective successors, endorsees, transferees and assigns, except that no Pledgor may assign its rights under this Agreement without the prior written consent of the Pledgee and the Secured Parties.  Any such purported assignment without such express prior written consent shall be void.  The liquidation, dissolution or termination of the Pledgor shall not terminate this Pledge. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Borrower, the Pledgor, the Pledgee and the Secured Parties with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

(g) If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
(h) This Agreement, any supplements hereto, and any instruments or documents delivered or to be delivered in connection herewith, represents the entire agreement and understanding of the parties hereto concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  In the event of any inconsistency between the terms of this Agreement and any exhibit hereto, the terms of this Agreement shall govern.
(i) Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of the Pledgee. The Pledgee shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of the Pledgee.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by the Pledgee of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy that the Pledgee would otherwise have on any future occasion, whether similar in kind or otherwise.

(j) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic delivery shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGOR

SOLANA PETROLEUM EXPLORATION (COLOMBIA) LIMITED

By:	/s/ Martin Eden
Name: Martin Eden
Title: Director and Treasurer

PLEDGEE,

For the benefit of the secured parties

STANDARD BANK PLC

By:	/s/ Martin Revoredo

Name: Martin Revoredo
Title: Director

By:	/s/ Roderick L. Fraser

Name: Roderick L. Fraser
Title: Global Head of Oil & Gas, Renewables

EXHIBIT A TO COLLECTION ACCOUNT PLEDGE AGREEMENT

EXECUTION VERSION
DEPOSIT ACCOUNT CONTROL AGREEMENT

Deposit Account Control Agreement, dated as of August 24, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Standard Bank Plc, in its capacity as administrative agent under the Credit Agreement (as defined in the Pledge Agreement referred to below) (“Secured Party”); Solana Petroleum Exploration (Colombia) Limited (“Debtor”); and BNP Paribas (“Bank”).

PREAMBLE:

1.
Bank has established deposit account number 200-615151-001-97-USD in the name of Debtor (such account, together with any other demand, time, savings, passbook or similar account established in replacement thereof or now or hereafter maintained by the Debtor with the Bank, being collectively referred to as the “Account”).

2.
Debtor (a) is a party to that certain Collection Account Pledge Agreement, dated as of August 24, 2009 (as amended, modified and supplemented from time to time, the “Pledge Agreement”), by Debtor in favor of the Secured Party, and (b) pursuant to the Pledge Agreement, Debtor has granted a security interest in its assets including, without limitation, the Account and any funds and remittances to the Account including checks, ACH transfers, wires, deposits and any other proceeds deposited in the Account (the “Funds”) to secure the obligations referenced in such Pledge Agreement.

4. Secured Party, Debtor and Bank are entering into this Agreement to perfect the security interest of Secured Party in the Account.

TERMS:

Section 1. The Account.  All parties agree that the Account is a “deposit account” within the meaning of Article 9 of the Uniform Commercial Code of the State of New York (as amended from time to time, the “UCC”). Bank has not and will not agree with any third party to comply with instructions or other directions concerning the Account or the disposition of funds in the Account originated by such third party without the prior written consent of Secured Party and Debtor. The Bank shall not change the name or account number of the Account without the prior written consent of Secured Party.

Section 2. Subordination of Security Interest.  Bank hereby subordinates all security interests, encumbrances, claims and rights of setoff it may have, now or in the future, against the Account or any funds in the Account, other than in connection with (i) the payment of Bank’s (or its affiliate’s) fees, charges and expenses pursuant to its agreement with Debtor relating to the Account, or pursuant to this Agreement or otherwise related to the Account or transactions therein, (ii) reversals of provisional credits, returned or chargeback items, reversals or cancellations of payment orders and other electronic funds transfers and other corrections or adjustments to the Account and transactions therein and (iii) overdrafts on the Account.

Section 3. Control. Bank may (but is not required to) comply with instructions directing the disposition of funds in the Account originated by Debtor or its authorized representatives until such time as Secured Party delivers a written notice to Bank that Secured Party is thereby exercising exclusive control over the Account. Such notice is referred to herein as the “Notice of Exclusive Control” and shall be in the form of Exhibit A hereto.  After Bank receives a Notice of Exclusive Control, it will cease complying with instructions concerning the Account or funds on deposit therein originated by Debtor or its representatives and shall thereafter comply with instructions originated by Secured Party directing disposition of the funds in the Account without further consent by Debtor or any other person.

Section 4. Statements, Confirmations and Notices of Adverse Claims. Bank will (a) send copies of all statements concerning the Account to each of Debtor and Secured Party at their respective addresses referred to in Section 13 of this Agreement and (b) provide promptly to Secured Party upon request, the Account balance. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any Funds credited thereto, Bank will make reasonable efforts to notify Secured Party thereof. Debtor agrees to promptly review account statements for the Account and to notify Bank of any errors or improper charges to the Account within 30 days of the receipt of the end of month statement.

Section 5. Limited Responsibility of Bank.  Except for acting on Debtor’s instructions in violation of Section 3 above following delivery of a Notice of Exclusive Control, Bank shall have no responsibility or liability to Secured Party for complying with instructions concerning the Account from Debtor or Debtor’s authorized representatives which are received by Bank before Bank receives a Notice of Exclusive Control and has had reasonable opportunity (not to exceed two business days) to act on it, provided that (a) all transactions involving or resulting in a transaction involving the Account commenced by Debtor prior to the end of the second business day after Bank receives such Notice (the “Effective Time”) and completed or processed thereafter shall not be deemed a violation of this Agreement and (b) Bank (at its discretion and without any obligation to do so) may cease honoring Debtor’s instructions regarding the Account and/or honor Secured Party’s instructions concerning the Account at any time or from time to time after it becomes aware that Secured Party has sent to it a Notice of Exclusive Control but prior to the Effective Time (including without limitation, halting, reversing or redirecting any transaction referred to in clause (a) hereof), with no liability whatsoever to the Debtor or to any other party for doing so.  Notwithstanding anything to the contrary in this Agreement: (a) Bank shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary or any party hereto; (b) Bank shall be fully protected in acting or refraining from acting in good faith without investigation of any notice (including without limitation a Notice of Exclusive Control), instruction or request purportedly furnished to it by Debtor or Secured Party in accordance with the terms hereof, in which case the parties hereto agree that Bank has no duty to make further inquiry whatsoever and even if the Debtor notifies Bank that Secured Party is not legally entitled to originate any such notice (including a Notice of Exclusive Control), instruction or request; (c) it is hereby acknowledged and agreed that Bank has no knowledge of (and is not required to know) the terms and provisions of the Pledge Agreement referred to above or any other related documentation or whether any actions by Secured Party (including without limitation the sending of a Notice of Exclusive Control), Debtor or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith, (d) Bank shall not be liable to any party hereto or to any other person for any action or failure to act under in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence as finally determined by a court of competent jurisdiction (and to the maximum extent permitted by law, shall under no circumstances be liable for an incidental, indirect, special, consequential or punitive damages) and (e) Bank shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Bank’s reasonable control.

Section 6. Indemnification of Bank. Debtor and, following the delivery of a Notice of Exclusive Control by Secured Party or in respect of any notice or direction by Secured Party, Secured Party hereby agree to indemnify and hold harmless Bank, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Bank’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

Section 7. Customer Agreement.  In the event of a conflict between this Agreement and any other agreement between the Bank and the Debtor, the terms of this Agreement will prevail; provided, however, that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between Bank and Debtor pursuant to a separate agreement.

Section 8. Termination.  This Agreement shall continue in effect until Secured Party has notified Bank in writing that this Agreement, or its security interest in the Account and the Funds therein, is terminated (a “Termination Notice”). Upon receipt of a Termination Notice, the Bank’s obligations hereunder with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Secured Party shall have no further right to originate instructions concerning the Account and any previous Notice of Exclusive Control delivered by Secured Party shall be deemed to be of no further force and effect.  Additionally, Bank may terminate this Agreement, as specified in Section 13 below, after providing (a) thirty (30) days notice to Secured Party and Debtor or (b) five (5) days notice if either (i) Secured Party or Debtor breaches any of their respective obligations under this Agreement or (ii) Debtor breaches of its obligations under its agreement with Bank relating to the Account.

Section 9. Complete Agreement.  This Agreement and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to Section 7 above, supersede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

Section 10. Amendments.  No amendment, modification or (except as otherwise specified in Section 8 above) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 12 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void.  No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

Section 11. Severability.  If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 12. Successors.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.  This Agreement may be assigned by Secured Party to any successor of Secured Party under the Pledge Agreement with Debtor, provided that written notice thereof is given by Secured Party to Bank.

Section 13. Notices.  Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error-free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the “Address for Notices” specified below the name of such party on the signature pages hereof.  Any party may change its address for notices in the manner set forth above.

Section 14. Other Claims.  Bank does not know of any claim to or interest in the Account, except for claims and interests of the parties referred to in this Agreement.

Section 15. Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 16. Choice of Law; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the law of the State of New York.  The parties agree that New York is the “bank’s jurisdiction” for purposes of the UCC. Each of the parties hereto waives trial by jury in any action, proceeding or counterclaim arising under or in connection with this Agreement.

Section 17. Submission to Jurisdiction.  Each party to this Agreement submits for itself and its property in any legal action or proceeding relating to this Agreement to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.  Each party consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

STANDARD BANK PLC

As secured party

By:	/s/ Martin Revoredo

Name: Martin Revoredo
Title: Director

By:	/s/ Roderick L. Fraser

Name: Roderick L. Fraser
Title: Global Head of Oil & Gas, Renewables

Address for Notices:

Standard Bank Plc
c/o Standard Americas, Inc.
Business Analytics & Transaction Management Group
320 Park Avenue, 19th Floor
New York, NY 10022
United States of America

Attention: Maria Ivulic
Tel: +1 (212) 407 5164
Fax: +1 (212) 407 5178
Email: maria.ivulic@standardnewyork.com

With a copy to:

1211 Avenue of the Americas
New York, NY 10036
United States of America
Attention: Jose Estanislao
Tel: +1 (212) 407 5064
Fax: +1 (212) 407 5178
Email: jose.estanislao@standardny.com

SOLANA PETROLEUM EXPLORATION (COLOMBIA) LIMITED

As debtor

By:	/s/ Martin Eden
Name: Martin Eden
Title: Director and Treasurer

Address for Notices:

c/o Gran Tierra Energy Inc.
300, 611 10th Avenue SW
Calgary, Alberta
Canada T2R 0B2
Attention:	Chief Financial Officer
Tel:	(403) 265 3221
Fax:	(403) 265 3242
Email:	martineden@grantierra.com

BNP PARIBAS,

As Bank

By:	/s/ Edward Pak
Name: Edward Pak
Title: Vice President

By:	/s/ Juan Carlos Sandova
Name: Juan Carlos Sandova
Title: Vice President

Address for Notices:

BNP Paribas
787 7th Avenue
New York, New York 10019
Attention: Anna Seghini
Tel: +1 (212) 841-2042
Fax: +1 (212) 841-2537
Email: anna.seghini@americas.bnpparibas.com

EXHIBIT A

NOTICE OF EXCLUSIVE CONTROL

[Date]

BNP Paribas 787 7th Avenue New York, New York 10019

Re: Deposit Account Control Agreement (the “Agreement”) by and among BNP Paribas, as Bank, Standard Bank Plc, as Secured Party, and Solana Petroleum Exploration (Colombia)
Limited, as Debtor.

Ladies and Gentlemen:

This constitutes a Notice of Exclusive Control as referred to in Section 3 of the Agreement.

STANDARD BANK PLC, as Secured Party

By:
__ Name:

Title:

By:
__ Name:

Title: